UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2014
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

American Spectrum Realty, Inc. (the “Company”) was notified on November 11, 2014 by its independent registered accountants, EEPB, P.C. (“EEPB”), that they are declining to stand for re-election after completion of their audit of the Company’s financial statements as of and for the year ended December 31, 2013. EEPB cited the Company’s risk profile and the limitations on their internal resources as the reasons for their decision.

On October 30, 2014, EEPB issued an unqualified opinion on the Company’s 2013 and 2012 financial statements, which the Company included in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission on October 31, 2014. Following their opinion paragraph, EEPB included an explanatory paragraph indicating that in their opinion, “[T]he Company has recurring losses from continuing operations and relative low levels of cash and cash equivalents. These conditions raise substantial doubt about its ability to continue as a going concern.” EEPB’s explanatory paragraph contained a reference to Note 3 of the Company’s financial statements, which included the following:

As of December 31, 2013, the Company had an equity deficit of $11.5 million and cash and cash equivalents of $2.6 million. Debt obligations that mature and come due in 2014 total $53.7 million. In addition, the Company has $22.2 million in vendor obligations and other accrued liabilities. These liquidity concerns create uncertainty about the Company's ability to meet its ongoing obligations in the normal course of business without the sale of real estate assets. To generate additional liquidity for maturing obligations, management has increased the pace of asset sales in 2014, and expects to continue the process into 2015.

Subsequent to the date of EEPB’s unqualified opinion on November 7, 2014, EEPB informed the Company’s Audit Committee of certain internal control deficiencies that were disclosed by the Company in its 2013 Annual Report on Form 10-K within Item 9A - Controls and Procedures.

During the past two fiscal years and the related interim reporting periods preceding the date of EEPB’s November 11, 2014 notification, there have been no disagreements with EEPB on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, which would have caused EEPB to make reference to such disagreements in connection with its reports.

The Company’s Audit Committee has accepted EEPB’s resignation and is actively seeking to engage new independent auditors for its 2014 fiscal year that ends on December 31, 2014.

The Company provided EEPB with a copy of the disclosure made in this Current Report on Form 8-K and requested that EEPB furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosures. A copy of such letter, dated November 14, 2014, is filed as Exhibit 16.1 to this report.

Item 8.01. Other Events

On November 14, 2014, American Spectrum Realty, Inc. issued a press release regarding Item 4.01, described above. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibits.	Description

	16.1	EEPB letter to the SEC dated November 14, 2014

	99.1	Copy of Press Release issued by American Spectrum Realty, Inc. on November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:	/s/ William J. Carden
William J. Carden
Chairman of the Board, President
and Chief Executive Officer

Date:	November 14, 2014